Exhibit 99.1

Contact: John Pentony
Medizone International, Inc.
Telephone: (269) 202-5020
Email: j.pentony@medizoneint.com

Medizone International to Host Investor Conference Call

KALAMAZOO, MICH. March 1, 2017 – Medizone International, Inc. (OTCQB: MZEI), the developer of AsepticSure®, the only EPA cleared hospital room disinfection technology that combines ozone and hydrogen peroxide to achieve unprecedented kill rates of bacteria and viral pathogens, announced today that the Company will host a webcast and conference call on March 2, 2017, to discuss the recent leadership transition, current priorities and its commercial strategy.

Investor Conference Call Details

Date: Thursday March 2, 2017    Time: 10 AM EST

Materials for the Investor Conference Call will be made available at 4:00 PM EST on March 1, 2017.
The slides can be accessed at www.medizoneint.com

Telephone:
North American callers, dial 888 227 8942.  International callers, dial +1 303 223 4375
There is no access code required.  Simply call into the assigned phone number.

An archive of the slides will be available at www.medizoneint.com A replay of the conference call will be available from March 2 at 1:00 PM EST through March 9 at 1:00 PM EST by calling 800 633 8284. The access code for the replay is 21847605.  The slides, conference call, and replay are open to all interested parties.

About Medizone International, Inc.

Founded initially in 1986 to develop treatments for lipid-enveloped viruses, Medizone International, Inc. shifted focus in 2007 in response to the increased prevalence and awareness of hospital acquired infections.  The Company developed the AsepticSure system to combine anti-oxidant gases (O3 and H202) to produce unique free radicals (H2O3 known as trioxidane) with higher anti-oxidant potential than ozone or hydrogen peroxide alone. After securing broad IP protection for the use of trioxidane for both healthcare facility disinfecting systems and bioterrorism applications, the Company released its AsepticSure system for use in Canada, and several other global markets. With EPA approval in late 2016, the Company is now prepared to expand into the U.S. market.

Safe Harbor Statement
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, government regulation, manufacturing and marketing risks, adverse publicity risks, risks associated with our entry into the U.S. and other markets, expansion and operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.
For press information on Medizone International, please contact:
John Pentony, Investor and Media Relations
Medizone International, Inc.
T: 01 269-202-5020
E: j.pentony@medizoneint.com

For more information, visit:
http://www.medizoneint.com
Email: operations@medizoneint.com